                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported):
                                 July 22, 1997

                      ROBERTS PHARMACEUTICAL CORPORATION
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            (exact name of registrant as specified in its charter)

       New Jersey                  1-1-432                   22-2429994
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    (State or other              (Commission               (IRS Employer
    jurisdiction of              File Number)              Identification
    incorporation)                                         Number)

                              Meridian Center II
                             4 Industrial Way West
                         Eatontown, New Jersey  07724
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         (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  908-389-1182

                              Meridian Center II
                             4 Industrial Way West
                         Eatontown, New Jersey  07724

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         (Former name or former address, if changed from last report)
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                                     - 2 -

        Item 5. Other Events
                ------------

                Roberts Pharmaceutical Corporation notes that it is not aware of any specific reason to account for the current decline in the price of the Company's common stock. Roberts financial health is strong with over $90 million in cash. The Company recently reported first-half 1997 results reflecting a significant strengthening in fundamentals. During the first-six months of 1997, Roberts revenues advanced 29% to $56.6 million from $44.0 million in the comparable period a year earlier. Correspondingly, per share earnings in the first-half 1997 were reported at $0.08 compared to a loss from continuing operations of $(0.32) in the same period a year earlier.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ROBERTS PHARMACEUTICAL CORPORATION
                                ----------------------------------
                                            (Registrant)



Date: July 25, 1997             By: /s/ Anthony A. Rascio
                                    -------------------------------
                                    Anthony A. Rascio
                                    Vice President